Exhibit 99.1

Beacon Solutions Announces Financial Results for Quarter Ended March 31, 2009

Q2 Results See Solid Growth, Revenue Increases 45% to $2.3 Million, Gross Profit Up 21% to $0.9 million

LOUISVILLE, KY; CINCINNATI, OH; COLUMBUS, OH; May 13, 2009 — Beacon Enterprise Solutions Group, Inc. (OTCBB: BEAC), a global leader in the high performance provision of advanced IT solutions, today announced its financial results for the three months ended March 31, 2009.

Revenue for the three months ended March 31, 2009, was $2.3 million (up 45% from $1.6 million in second quarter of 2008), gross profit was $0.9 million (up 21% from $0.7 million in second quarter of 2008) and the Company's loss from operations was ($1.0) million, a 16% improvement from ($1.2) million in the second quarter of 2008. For the three months ended March 31, 2009, adjusted EBITDA, as defined below, was ($0.6) million, a 26% improvement from ($0.9) million in the second quarter of 2008.

“Solid revenue growth continues to showcase Beacon’s success as an emerging leader in the IT infrastructure services industry as we aggressively sign new clients and continue to cross-pollinate our existing relationships,” said Bruce Widener, CEO of Beacon Solutions. “Despite the most difficult economic environment in a generation, Beacon’s second quarter marks only the beginning of the revenue impact we will receive from the series of new contracts that have been signed in the recent weeks and months, including our contracts with a large national grocery chain and two Fortune 500 pharmaceutical companies. We expect revenue in the current quarter (fiscal third quarter) to continue to track at approximately 50% higher than the second quarter, with a significantly lower operating loss as we maintain our aggressive growth and keep pace for positive earnings by the end of 2009.”

Second Quarter Financial Highlights

•	Increased revenue to $2.3 million, a 45% increase from $1.6 million in the second quarter of 2008.

•	Increased gross profit to $0.9 million, a 21% increase from $0.7 million in the second quarter of 2008.

•	Improved operating loss to ($0.9) million, a 16% improvement from ($1.2) million in the second quarter of 2008.

•	Improved net loss to ($1.2) million, a 6% improvement from ($1.3) million in the second quarter of 2008.

•	Improved adjusted EBITDA, as defined below, to ($0.6) million, a 26% improvement from ($0.9) million in the second quarter of 2008.

•	Became one of only four companies in the world to be certified as “Global Integrator” by Siemon Company, along with previously certified IBM, EDS Corp and Computer Science Corp.

•	Signed Master Service Agreement (MSA) with an additional Fortune 500 pharmaceutical company.

•	Subsequent to the second quarter, announced contracts with a national grocery chain and one of the world’s largest apparel retailers and expanded a previously announced $19.5 million three year contract with a Fortune 500 pharmaceutical company for $600,000 in added revenue.

“In addition to our full earnings report being submitted this afternoon, we also look forward to updating our shareholders on Beacon Solution’s recent developments during our conference call scheduled for tomorrow morning. The entire Beacon management team will delve into the quarterly results in more detail, along with answering your questions during a brief Q&A session,” concluded Mr. Widener.

Conference Call Details

Beacon Solutions will hold a conference call to discuss its financial results, latest contract wins and growth for 2009 and beyond at 11:00 am, Eastern Standard Time, Thursday, May 14. Participants on the call will include Bruce Widener, Chairman and Chief Executive Officer, Rick Mills, President, Ken Kerr, Chief Operating Officer and Robert Mohr, Chief Accounting Officer.

The teleconference can be accessed by calling 888-495-3916 and entering conference ID # 99417895. Participants outside of the U.S. and Canada can join by calling 706-643-6269 and entering the same conference ID. Please dial in 10 minutes prior to the beginning of the call.

Management will respond to questions submitted via email during the call. Please submit questions to investors@askbeacon.com. Questions may be submitted prior to or during the call. A webcast of the call will be available on Beacon Solutions’ Investor Relations portal www.trilogy-capital.com/autoir/beac_autoir.html as well as the Company’s website at www.askbeacon.com.

Non-GAAP Financial Measure

In addition to presenting financial results in accordance with generally accepted accounting principles, or GAAP, this earnings release also presents adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). Adjusted EBITDA is calculated by deducting operating expenses from operating income and excluding amounts related to interest expense, income tax expense or benefit, depreciation expense, amortization expense, non-cash share based payments, and any gain or loss on disposal of assets. Beacon believes this non-GAAP financial measure provides investors with additional insight into our ongoing operating performance. This non-GAAP financial measure should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP.

About Beacon Enterprise Solutions Group, Inc.:

Beacon Enterprise Solutions Group is an emerging growth, high-performance provider of advanced IT solutions with a commitment to the proactive optimization of client companies’ operations. Beacon is capitalizing on opportunities created by the world-wide economic contraction through the provision of rapid deployment, broad spectrum, fully integrated IT programs with state-of-the-art, next-generation design, engineering, installation and managed services. Beacon’s business model creates a clearly defined early mover advantage due to our unique position as a leader in the provision of fully integrated turnkey solutions capable of fully servicing the largest companies in the world as they increasingly outsource to reduce costs while optimizing critical IT design and infrastructure management. Through an integrated team approach, Beacon offers customers everything to make their communications run, from telecom infrastructure design, to software development, to voice/data/security system integration, system installation and maintenance, in addition to long distance, VoIP and Internet access service. Beacon’s client roster includes state and local agencies, educational institutions, and over 4,000 companies ranging in size from mid-sized companies to the Fortune 500. While Beacon services customers globally, it is headquartered in Louisville, Ky., with offices in Cincinnati and Columbus, Ohio; and dedicated personnel in Mangalore, India.

Beacon Enterprise Solutions Group, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations
(Unaudited)

	For the three months ended March 31, 2009	For the three months ended March 31, 2008

Net sales	$ 2,277,877	$ 1,571,742

Cost of goods sold	767,045	399,009
Cost of services	625,179	439,916

	1,392,224	838,925

Gross profit	885,653	732,817

Operating expense
Salaries and benefits	1,018,946	1,126,350
Selling, general and administrative	698,255	593,354
Depreciation Expense	34,428	20,308
Amorization of intangible assets	115,249	160,101

Total operating expense	1,866,878	1,900,113

Loss from operations	(981,225)	(1,167,296)

Other expenses
Interest expense	(226,632)	(115,158)
Interest income	195	2,689

Total other expenses	(226,437)	(112,469)

Net loss	(1,207,662)	(1,279,765)

Preferred Stock:
Contractual dividends	(126,000)	-
Deemed dividends related to beneficial conversion feature	(106,792)	(2,991,719)

Net loss available to common stockholders	$ (1,440,454)	$ (4,271,484)

Net loss per share to common stockholders - basic and diluted	$ (0.10)	$ (0.41)

Weighted average shares outstanding
basic and diluted	14,049,769	10,468,021

	For the three months ended March 31, 2009	For the three months ended March 31, 2008

Operating revenue	$ 2,277,877	$ 1,571,742

Cost of Sales	1,392,224	838,925

Gross Margin	885,653	732,817

Operating expense	1,866,878	1,900,113
Less:
Depreciation expense	(34,428)	(20,308)
Amorization of intangible assets	(115,249)	(160,101)
Non-cash share based expense	(195,582)	(132,372)

Adjusted operating expenses	1,521,619	1,587,332

Adjusted EBITDA	(635,966)	(854,515)

For a comprehensive investor relations portal complete with fact sheets, presentations, interviews and video, please navigate to: www.trilogy-capital.com/autoir/beac_autoir.html

For additional information, please visit Beacon’s corporate website: www.askbeacon.com

Forward-Looking Statements

This press release may contain “forward looking statements.” Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements may include, without limitation, statements about our market opportunity, strategies, competition, expected activities and expenditures as we pursue our business plan. Although we believe that the expectations reflected in any forward looking statements are reasonable, we cannot predict the effect that market conditions, customer acceptance of products, regulatory issues, competitive factors, or other business circumstances and factors described in our filings with the Securities and Exchange Commission may have on our results. The company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

Contact:

Beacon Enterprise Solutions Group Inc.

Kevin Holmes
410-825-3930

investors@askbeacon.com

Trilogy Capital Partners
Financial Communications:

Darren Minton, Vice President

800-592-6067

info@trilogy-capital.com